UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2004

HYPERFEED TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

300 South Wacker Drive, Suite 300, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 913-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

In June of 2004, management of the Registrant and the audit committee of the board of directors of the Registrant (the “Audit Committee”) initiated a review and analysis of the Registrant’s requirements with respect to its independent accountants.  The Audit Committee received updates on the status of such review and analysis at its meetings on July 8, 2004 and August 2, 2004.  At its meeting on August 2, 2004, the Audit Committee determined to narrow its review to a single firm.  On August 31, 2004, KPMG LLP (“KPMG”) resigned as the Registrant’s principal accountants.  The Registrant is currently in discussions with an international independent accounting firm although there can be no assurance that these discussions will result in the retention of such firm for the fiscal year ending December 31, 2004.

KPMG’s reports on the Registrant’s consolidated financial statements for each of the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s reports contained an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002.

During the years ended December 31, 2003 and December 31, 2002 and through the date hereof, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Registrant’s consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided KPMG with a copy of the foregoing disclosures. A letter from KPMG addressed to the Securities and Exchange Commission in response to the disclosures set forth herein is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

16.1                           Letter from KPMG LLP to the Securities and Exchange Commission, dated September 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.

Date: September 7, 2004	By	/s/ RANDALL J. FRAPART
Randall J. Frapart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated September 7, 2004.